Exhibit 99.1

Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com
FOR IMMEDIATE RELEASE

Kratos Names Steve Fendley Senior Vice President
& Division President, Kratos Unmanned Systems Division

Jerry Beaman Announces Retirement

SAN DIEGO, January 17, 2017 - Kratos Defense & Security Solutions, Inc. (NASDAQ:KTOS), a leading National Security Solutions provider, announced today that Steve Fendley has been named Corporate Senior Vice President and President of Kratos’ Unmanned Systems Division (KUSD), effective upon the retirement of Jerry Beaman, which was also announced today.

Mr. Beaman joined Kratos in 2013 as President of its Unmanned Combat Aerial Systems (UCAS) Division and Senior Vice President of Strategic Programs, focused primarily on building Kratos’ UCAS business. In 2014, Mr. Beaman was named President of KUSD, expanding his responsibility to all Kratos unmanned aerial, ground, seaborne drone and combat system related programs and initiatives.

Mr. Beaman joined Kratos at a critical point in the strategic development of Kratos’ unmanned combat aerial systems and unmanned systems initiatives, and under Mr. Beaman’s leadership these initiatives have seen significant advancement, including a number of strategic UCAS contract awards. In 2016 alone, Kratos received several UCAS contract awards for high performance, jet powered unmanned aerial systems, including awards from the Defense Innovation Unit Experimental (DIUx), the Air Force Research Lab (AFRL), and the Defense Advanced Research Project Agency (DARPA). During Mr. Beaman’s tenure, KUSD also further developed and strengthened its partnerships with U.S. military customers and expanded its reach with its international customer base. Although Mr. Beaman is retiring from the day to day leadership of KUSD, he will continue to support the Company pursuant to an ongoing consulting arrangement, which will provide Kratos the ability to tap into his experience and expertise as needed for a smooth transition and to assist in the advancement of KUSD’s initiatives.

Eric DeMarco, President & CEO of Kratos, said, “Jerry has been invaluable in executing our strategy and developing the business for KUSD. Our unmanned systems programs would not be where they are today without Jerry’s leadership, experience, and vision and I can’t thank Jerry enough for the over three years he has dedicated to Kratos. I wish him the best in retirement and look forward to continuing to work with him as a consultant of the Company.”

As President of KUSD, Mr. Fendley will be responsible for Kratos’ tactical unmanned combat aerial systems business, unmanned aerial target drone, unmanned ground, unmanned seaborne systems, and KUSD’s related avionics, electronics, and command and control business. Supporting Kratos and Mr. Fendley in his new leadership position will be Rear Admiral Dennis FitzPatrick (U.S. Navy - Retired). Mr. FitzPatrick joined Kratos in September 2014 as the Vice President of Tactical Platforms Operations, where he has led the development of Kratos’ initial UCAS aircraft, the Unmanned Tactical Aerial Platform (UTAP-22). Going forward, Mr. FitzPatrick will continue to work with key KUSD customers and partners, and will continue to be directly involved in Kratos’ government affairs initiatives.

Mr. DeMarco further said, "I am extremely pleased to announce Steve's promotion to President of Kratos’ Unmanned Systems Division. Steve has been and will continue to be a key member of the Kratos leadership team and all of the success we have achieved over the past few years in KUSD. Steve has been instrumental in the design, development, and success of Kratos’ tactical unmanned combat aerial systems, including the successful flights of Kratos’ UTAP-22 at China Lake last year. I am extremely confident that the KUSD leadership transition will be seamless, and that Steve will continue the significant positive business momentum we have generated in the unmanned aerial systems area.”

Prior to his appointment, Mr. Fendley served as the Senior Vice President - General Manager/Chief Technology Officer for KUSD’s Composite Engineering, Inc. (CEi) business unit, where he has been responsible for leading and managing the overall CEi business, including a strong focus on driving technology-based new high performance unmanned aerial system platform growth, expanding CEi's target drone systems portfolio and aircraft legacy, and driving KUSD's unmanned tactical aerial system initiatives. Mr. Fendley also previously held the position of Vice President of Engineering for CEi, where he worked closely with the CEi team to, among other things, significantly enhance the overall technical team capability and the system performance of CEi's unmanned aircraft portfolio.

Mr. Fendley is the former President of 5-D Systems, Inc., and will remain Executive Chairman. 5-D is a specialized technology focused small business defense contractor providing systems/software engineering services/solutions as well as SETA / A&AS support to U.S. Government customers, specializing in the high performance, jet powered unmanned aerial drone systems area. Mr. Fendley’s career has been focused on the development of high performance unmanned and optionally-piloted aircraft and aerial systems; including both aerial targets and tactical unmanned aerial systems and vehicles. Over his career, Mr. Fendley's defense industry roles for various defense contractors, including Westinghouse, Tracor, Northrop

Grumman, BAE Systems, 5-D Systems, and CEi/Kratos; have spanned from electrical/systems engineering, engineering management, program management and executive management.

Prior to Joining Kratos, Mr. FitzPatrick served 31 years in the United States Navy, during which he held several notable operational assignments, including executive officer of the USS Theodore Roosevelt (CVN 71), deploying in support of Operation Enduring Freedom, and command of the USS John F. Kennedy (CV 67), where he completed a deployment in support of Operation Iraqi Freedom and operations along the east coast of the United States. His flag assignments included Director, Joint Operations Division, U.S. Fleet Forces Command and Commander, Strike Force Training Atlantic. After leaving the service Mr. FitzPatrick established his own consulting company, consulting on various subjects related to U.S. Defense and in 2013 he served as Vice President of Business Development at T-Solutions Inc.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a mid-tier government contractor at the forefront of the Department of Defense's Third Offset Strategy.  Kratos is a leading technology, intellectual property and proprietary product and solution company focused on the United States and its allies' national security.  Kratos is the industry leader in high performance unmanned aerial drone target systems used to test weapon systems and to train the warfighter, and is a provider of high performance unmanned combat aerial systems for force multiplication and amplification.  Kratos is also an industry leader in satellite communications, microwave electronics, cyber security/warfare, missile defense and combat systems.  Kratos has primarily an engineering and technically oriented work force of approximately 2,800. Substantially all of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location. Kratos' primary end customers are National Security related agencies. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Kratos undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Kratos believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Kratos in general, see the risk disclosures in the Annual Report on Form 10-K of Kratos for the year ended December 27, 2015, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Kratos.